UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	August 13, 2007

AMES TRUE TEMPER, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-118086	22-2335400
(State or Other Jurisdiction of Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

465 Railroad Avenue, Camp Hill,
Pennsylvania 17011

(Address of Principal Executive
Offices, including Zip Code)

(717) 737-1500

(Registrant’s telephone number,
including area code)

N/A
(Former name or former address, if changed since last report)

Item 2.02    Results of Operations and Financial Condition

Item 2.02    Results of Operations and Financial Condition
On August 13, 2007, ATT Holding Co. issued a press release relating to Ames True Temper, Inc.’s results of operations for its fiscal quarter ended June 30, 2007 and filed a Current Report on Form 8-K. This amended Current Report on Form 8-K is being filed to replace the balance sheet filed as part of Exhibit 99.1 to the Current Report on Form 8-K. The balance sheet filed as Exhibit 99.1 to this amended Current Report on Form 8-K contains a reclassification of certain deferred tax liabilities from accrued expenses and other current liabilities to deferred income taxes in the amount of approximately $1.7 million.

Item 9.01    Financial Statements and Exhibits
(d)    Exhibits

The following exhibit is furnished herewith:

99.1    ATT Holding Co. Condensed Consolidated Balance Sheets

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMES TRUE TEMPER, INC. (Registrant)

Date:    August 14, 2007

By: /s/ Richard C. Dell Richard C. Dell (Principal Executive Officer)